SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 16, 2000


First Entertainment Holding Corp.
(Exact name of registrant as specified in its charter)


Nevada 0-15435 84-0974303
(State or other jurisdiction (Commission File (IRS Employer of incorporation) Number) Identification No.)


5495 Marion Street, Denver, Colorado 80216
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (303) 382-1500


Item 6. Resignations of Registrant's Directors.
On August 16, 2000, Mr. Philip C. Puccio, Sr. resigned from the Board Of Directors of the Registrant. In his letter of resignation, Mr. Puccio did not indicate a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices, or give a reason for his resignation, or request that any reason be disclosed. A copy of Mr. Puccio's letter is filed as Exhibit 99.1.
Item 7. Financial Statements And Exhibits.
Exhibit
Number Description
99.1 Resignation Letter by Philip C. Puccio, Jr. dated August 16, 2000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2000 FIRST ENTERTAINMENT HOLDING CORP.


By: /s/ Douglas R. Olson
Douglas Olson, President